     As Filed with the Securities and Exchange Commission on April 12, 2001
                                        Registration Statement No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              __________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________
                             KEY3MEDIA GROUP, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                       95-4799962
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                              __________________

                        5700 Wilshire Blvd., Suite 325
                             Los Angeles, CA 90036
                                (323) 954-3000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, Of Registrant's Principal Executive Offices)

                               Ned S. Goldstein
                 Executive Vice President and General Counsel
                             Key3Media Group, Inc.
                        5700 Wilshire Blvd., Suite 325
                             Los Angeles, CA 90036
                                (323) 954-6000
           (Name, Address, Including Zip Code, And Telephone Number,
                  Including Area Code, Of Agent For Service)

                              __________________

                                  Copies To:
                              Duncan C. McCurrach
                              Sullivan & Cromwell
                               125 Broad Street
                           New York, New York 10004
                                (212) 558-4000
                              __________________
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement.
                               __________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                              __________________

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

---------------------------------------------------------------------------------------------------------------------
                                            CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                     AMOUNT TO BE          PROPOSED          PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF              REGISTERED       MAXIMUM OFFERING     AGGREGATE OFFERING         AMOUNT OF
  SECURITIES TO BE REGISTERED           (1)(2)         PRICE PER UNIT(3)      PRICE (3)(4)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
  Debt Securities.............                               100%

  Common Stock................                               100%

  Warrants....................       $375,000,000            100%              $375,000,000             $93,750

  Preferred Stock.............                               100%

  Depositary Shares(5)........                               100%
---------------------------------------------------------------------------------------------------------------------

(1) An indeterminate aggregate principal amount or number of the securities is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $375,000,000 or the equivalent thereof in one or more other currencies, currency units or composite currencies.

(2) Includes such indeterminate amounts of debt securities, common stock, warrants, preferred stock and depositary shares as may be issued upon exercise, conversion or exchange of any securities that provide for that issuance. Also includes such indeterminate amount of preferred stock as may be represented by depositary shares.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4) Separate consideration might not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(5) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                 Subject to Completion. Dated April 12, 2001.

                                 $ 375,000,000

                             Key3Media Group, Inc.

                                Debt Securities

                                 Common Stock

                                   Warrants

                                Preferred Stock

                               Depositary Shares

                               _________________

     Key3Media Group, Inc. from time to time may offer to sell debt securities, common stock, warrants and preferred stock, either directly or represented by depositary shares. The total amount of these securities will have an initial aggregate offering price of up to $375,000,000, or the equivalent amount in other currencies, currency units or composite currencies, although Key3Media may increase the amount in the future.

     Key3Media may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a prospectus supplement to this prospectus.

                               _________________

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               _________________

                       Prospectus dated April 12, 2001.

                             AVAILABLE INFORMATION

     Key3Media Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Key3Media, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

     The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document.

     Key3Media Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC:

     (1) Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 001-16061);

     (2) The description of our common stock incorporated by reference into our Registration Statement on Form 10 (File No. 001-16061) and contained in our Registration Statement on Form S-1 (File No. 333-36828); and

     (3) All documents filed by Key3Media Group, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

     Information contained in this prospectus will automatically update and, where applicable, supersede any information contained in (1) or (2) above. In addition, any information referred to in this way is considered part of this prospectus from the date we file that document except for any information that is superseded by information subsequently filed with the SEC. Any information filed by us with the SEC after the date of this prospectus and before the termination of this offering will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our Chief Financial Officer, Peter Knepper, who can be reached at Key3Media Group, Inc., 5700 Wilshire Blvd., Suite 325, Los Angeles, CA 90036, (323) 954-6000.

                              PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described above under "Available Information". This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

                                   Key3Media

     Key3Media produces, manages and promotes a portfolio of tradeshows, conferences and other events for the information technology, or IT industry.
Our events provide community, content and commerce for vendors, resellers, large volume end users and others involved in the IT industry. Our headquarters are located at 5700 Wilshire Boulevard, Suite 325, Los Angeles, California 90036; telephone number (323) 954-6000.

                        The Securities We Are Offering

     We may offer any of the following securities from time to time:

     .    debt securities;

     .    common stock;

     .    warrants; and

     .    preferred stock, either directly or represented by depositary shares.

     When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Debt Securities

     Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; specific covenants applicable to the particular debt securities; and any other specific terms. We will issue the senior and subordinated debt securities under separate indentures between us and [Trustee], as trustee.

Common Stock

     We may offer shares of our common stock, including:

     .    shares of voting common stock, par value $.01 per share; and

     .    shares of non-voting common stock, par value $.01 per share.

     For any shares of common stock we offer, the applicable prospectus supplement will describe the amount and kind of shares to be delivered to you; the purchase price; and any other specific terms. You should also consult our certificate of incorporation and by-laws for additional information about our common stock.

Warrants

     We may offer two types of warrants:

     .    warrants to purchase our debt securities; and

     .    warrants to purchase our equity securities.

     For any particular warrants we offer, the applicable prospectus supplement will describe the underlying securities; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of securities to be delivered by you or us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

Preferred Stock and Depositary Shares

     We may offer our preferred stock, par value $.01 per share, in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share or multiple shares of preferred stock. We may issue the depositary shares under deposit agreements between us and one or more depositaries.

     As of the date of this prospectus, we have no preferred stock oustanding.

Form of Securities

     We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, Luxembourg, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement.

Payment Currencies

     Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

Listing

     If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Use of Proceeds

     Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities to provide additional funds for our operations and for other general corporate purposes.

Manner of Offering

     The securities will be offered in connection with their initial issuance. The initial aggregate offering price specified on the cover of this prospectus relates to the securities that we have not yet issued.

     When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

                      RATIO OF EARNINGS TO FIXED CHARGES

     Key3Media Group, Inc.'s consolidated ratios of earnings to fixed charges for each of the years shown below are as follows:

                                                                               Year
                                         ------------------------------------------------------------------------------
                                                     1996           1997           1998            1999            2000
                                                     ----           ----           ----            ----            ----
Ratio of Earnings to Fixed Charges
 (unaudited)(1)(2).......................             1.7            1.0            1.8             2.8             1.5

________________

(1) Please refer to our consolidated financial statements and their notes, which are incorporated into this prospectus by reference, for further information. See "Available Information" above for information about how to obtain copies of our consolidated financial statements.

(2) For purposes of the ratio of earnings to fixed charges, "earnings" represent pre-tax earnings plus fixed charges and "fixed charges" represent interest expense.

                  DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

--------------------------------------------------------------------------------
Please note that in this section entitled "Description of Debt Securities We May Offer", references to Key3Media Group, Inc., "we", "our" and "us" refer only to Key3Media Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance".
--------------------------------------------------------------------------------

                 Debt Securities May Be Senior or Subordinated

     We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Key3Media Group, Inc. or its subsidiaries. Thus, by owning a debt security, you will be one of our unsecured creditors.

     The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank on a parity with all of our other unsecured and unsubordinated debt.

     The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior indebtedness", as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior indebtedness.

     When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

         The Senior Debt Indenture and the Subordinated Debt Indenture

     The senior debt securities and the subordinated debt securities are each governed by a document called an indenture -- the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and [Trustee], which will initially act as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture and certain other covenants.

     The trustee under each indenture has two main roles:

     . First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "-- Default, Remedies and Waiver of Default".

     . Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See "-- Our Relationship With the Trustee" below for more information about the trustee.

     When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

                  We May Issue Many Series of Debt Securities

     We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, are described in the prospectus supplement to be attached to the front of this prospectus. Those terms may vary from the terms described here.

--------------------------------------------------------------------------------
As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
--------------------------------------------------------------------------------

     When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

                           Amounts That We May Issue

     Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities in amounts that exceed the total amount specified on the cover of this prospectus, at any time without your consent and without notifying you.

     The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.

                Principal Amount, Stated Maturity and Maturity

     The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

     The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

     We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

                           We Are a Holding Company

     Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. We also guarantee many of the obligations of our subsidiaries. Any liability we may have for our subsidiaries' obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

                        This Section Is Only a Summary

     The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed copies of the indentures with the SEC as exhibits to our registration statement. See "Available Information" above for information on how to obtain copies of them.

     This section and your prospectus supplement summarize all the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

                                 Governing Law

     The indentures and the debt securities will be governed by New York law.

                          Currency of Debt Securities

     Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a "specified currency". The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in "-- Payment Mechanics for Debt Securities". See "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" below for more information about risks of investing in debt securities of this kind.

                            Form of Debt Securities

     We will issue each debt security in global -- i.e., book-entry -- form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance".

     In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the provisions described below under "Considerations Relating to Securities Issued in Bearer Form" would apply to that security. As we note in that section, some of the features of the debt securities that we describe in this prospectus may not apply to bearer debt securities.

                           Types of Debt Securities

     We may issue any of the following three types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

     A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See "-- Original Issue Discount Debt Securities" below for more information about zero coupon and other original issue discount debt securities.

     Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under "-- Payment Mechanics for Debt Securities".

Floating Rate Debt Securities

     A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

     Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under "-- Payment Mechanics for Debt Securities".

     Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

     For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period -- i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

     Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect -- and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

     All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

     In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

                    Original Issue Discount Debt Securities

     A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See "United States Taxation -- Taxation of Debt Securities -- United States Holders -- Original Issue Discount" below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

                   Information in the Prospectus Supplement

     Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

     .    whether it is a senior debt security or a subordinated debt security;

     . any limit on the total principal amount of the debt securities of the same series;

     .    the stated maturity;

     . the specified currency or currencies for principal and interest, if not U.S. dollars;

     . the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

     . whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

     . if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

     . if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

     . if your debt security is also an original issue discount debt security, the yield to maturity;

     . if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

     . the authorized denominations, if other than $1,000 and integral multiples of $1,000;

     . the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

     . if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

     . if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

     . any particular covenants that apply with respect to your debt security;

     . the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security; and

     . any other terms of your debt security, which could be different from those described in this prospectus.

                           Redemption and Repayment

     Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund -- that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

     If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

     If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

     If your prospectus supplement specifies a repayment date, your debt security will be repayable at the holder's option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

     If we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "-- Notices".

     If a debt security represented by a global debt security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

--------------------------------------------------------------------------------
Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
--------------------------------------------------------------------------------

     We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

                       Mergers and Similar Transactions

     We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

     . If the successor entity in the transaction is not Key3Media Group, Inc., the successor entity must be organized as a corporation, partnership, trust, limited liability company or other similar entity and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

     . Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "-- Default, Remedies and Waiver of Default".

     If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Key3Media Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

     Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

                           Subordination Provisions

     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, including all debt securities we have issued and will issue under the senior debt indenture.

     The subordinated debt indenture defines "senior indebtedness" as all indebtedness and obligations of, or guaranteed or assumed by, Key3Media Group, Inc. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

     The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

     . in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

     . (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

     . in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

     If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

     Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

     The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

                      Defeasance and Covenant Defeasance

     Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

     Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

     . We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

     . There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security;

     . We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

     . In the case of the subordinated debt securities, the following requirements must also be met:

       -- No event or condition may exist that, under the provisions described above under "-- Subordination Provisions" above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

       -- We must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

     If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

     Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must do both of the following:

     . We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates; and

     . We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, both conditions described in the last bullet point under "-- Full Defeasance" above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.

     If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

     . Any covenants that your prospectus supplement may state are applicable to your debt security; and

     . The events of default resulting from a breach of covenants, described below in the fourth bullet point under "-- Default, Remedies and Waiver of Default -- Events of Default".

     If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

                    Default, Remedies and Waiver of Default

     You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

     When we refer to an event of default with respect to any series of debt securities, we mean any of the following:

     . We do not pay the principal or any premium on any debt security of that series on the due date;

     . We do not pay interest on any debt security of that series within 30 days after the due date;

     . We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

     . We remain in breach of any covenant we make in the indenture for the benefit of the relevant series, for 60 days after we receive a notice of default stating that we are in breach. The notice must be sent by the trustee or the holders of not less than 10% in principal amount of the relevant series of debt securities;

     . We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to Key3Media Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

     . If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies If an Event of Default Occurs

--------------------------------------------------------------------------------
If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "-- Subordination Provisions".
--------------------------------------------------------------------------------

     If an event or default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to Key3Media Group, Inc., the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

     Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

     If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

     Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to that trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, the following must occur:

     . The holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

     . The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

     . The trustee must not have taken action for 60 days after the above steps have been taken.

     . During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default

     The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

We Will Give the Trustee Information About Defaults Annually

     We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

--------------------------------------------------------------------------------
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under "Legal Ownership and Book-Entry Issuance".
--------------------------------------------------------------------------------

            Modification of the Indentures and Waiver of Covenants

     There are four types of changes we can make to a particular indenture and the debt securities of any series issued under that indenture.

Changes Requiring Each Holder's Approval

     First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

     . change the stated maturity for any principal or interest payment on a debt security;

     . reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

     .    permit redemption of a debt security if not previously permitted;

     . impair any right a holder may have to require repayment of its debt security;

     . impair any right that a holder of an indexed debt security may have to exchange the debt security for securities or other property;

     . change the currency of any payment on a debt security other than as permitted by the debt security;

     . change the place of payment on a debt security, if it is in non-global form;

     . impair a holder's right to sue for payment of any amount due on its debt security;

     . reduce the percentage in principal amount of the debt securities of any one or more affected series, taken together, the approval of whose holders is needed to change the indenture or those debt securities;

     . reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

     . change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval.

Changes Not Requiring Approval

     The second type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

     We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions

     We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Changes Requiring Majority Approval

     Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

     . If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

     . If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all series affected by the change, with the debt securities of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

     The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging, which we describe above under "-- Mergers and Similar Transactions." If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "--Changes Requiring Each Holder's Approval", unless that holder approves the waiver.

--------------------------------------------------------------------------------
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
--------------------------------------------------------------------------------

                      Special Rules for Action by Holders

     When holders take any action under either indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

     Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

     .    if it has been surrendered for cancellation;

     . if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

     . if we have fully defeased it as described above under "-- Defeasance and Covenant Defeasance -- Full Defeasance"; or

     . if we or one of our affiliates, such as Key3Media Events, is the owner.

               Eligible Principal Amount of Some Debt Securities

     In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

     For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

     . For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

     . For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

     . For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

     We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

                Form, Exchange and Transfer of Debt Securities

     If any debt securities cease to be issued in registered global form, they will be issued:

     .    only in fully registered form;

     .    without interest coupons; and

     . unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and that are multiples of $1,000.

     Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

     Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

     Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

     If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

     If a debt security is issued as a global debt security, only the depositary--e.g., DTC, Euroclear or Clearstream, Luxembourg -- will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

     The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in the applicable prospectus supplement.

                     Payment Mechanics for Debt Securities

Who Receives Payment?

     If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under "-- Payment and Record Dates for Interest". If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

     Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day", as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

     Business Day. The term "business day" means, for any debt security, a day that meets all the following applicable requirements:

     . for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close;

     . if the debt security is a floating rate debt security whose interest rate is based on LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

     . if the debt security has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

     . if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

     . if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

     . if the debt security is held through Clearstream, Luxembourg, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We Will Make Payments Due in U.S. Dollars

     We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

     Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled "Legal Ownership and Book-Entry Issuance -- What Is a Global Security?".

     Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds -- i.e., funds that become available on the day after the check is cashed.

     Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

--------------------------------------------------------------------------------
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
--------------------------------------------------------------------------------

How We Will Make Payments Due in Other Currencies

     We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

     Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, Luxembourg. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form. We understand that DTC's policies, as currently in effect, are as follows:

     Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

     . on or before the applicable regular record date, in the case of a payment of interest, or

     . on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

     Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

     DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

     If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

     If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "-- Conversion to U.S. Dollars". We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

--------------------------------------------------------------------------------
Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.
--------------------------------------------------------------------------------

     Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

     If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

     Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

--------------------------------------------------------------------------------
Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.
--------------------------------------------------------------------------------

     Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent's discretion.

     A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

     When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control -- such as the imposition of exchange controls or a disruption in the currency markets -- we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

     The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

     The Euro. The euro may be a specified currency for some debt securities. On January 1, 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union. During a transition period from January 1, 1999 to December 31, 2001 and for a maximum of six months after December 31, 2001, the former national currencies of these 11 member states will continue to be legal tender in their country of issue, at rates irrevocably fixed on December 31,1998.

     Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

     All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

     If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "-- Payment and Record Dates for Interest".

Paying Agent

     We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agent.

Unclaimed Payments

     Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

                                    Notices

     Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

------------------------------------------------------------------------------
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
------------------------------------------------------------------------------

                       Our Relationship With the Trustee

     [The Bank of New York has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, The Bank of New York provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to our other debt obligations or those of our subsidiaries.]

     [The Bank of New York] is initially serving as the trustee for both the senior debt securities and the subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

                   DESCRIPTION OF COMMON STOCK WE MAY OFFER

--------------------------------------------------------------------------------
Please note that in this section entitled "Description of Common Stock We May Offer", references to Key3Media Group, Inc., "we" , "our" and "us" refer only to Key3Media Group, Inc. and not to our consolidated subsidiaries. Also, in this section, references to "holders" mean those who own common stock registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in common stock registered in street name or in common stock issued in book-entry form through one or more depositaries. Owners of beneficial interests in the common stock should read the section below entitled "Legal Ownership and Book-Entry Issuance".
--------------------------------------------------------------------------------


     The total amount of authorized capital stock of our company is 600 million shares, consisting of 200 million shares of common stock, par value $.01 per share, 200 million shares of non-voting common stock, par value $.01 per share, and 200 million shares of preferred stock, par value $.01 per share. As of the date of this prospectus, 65,043,000 shares of our common stock and no shares of non-voting common or preferred stock were currently issued and outstanding.

     The discussion that follows describes our certificate of incorporation and by-laws and their effect on our common stock.

     The shares that we may issue will be validly issued, fully paid and non-assessable and an opinion of Sullivan & Cromwell to that effect has been filed as an exhibit to the registration statement of which this prospectus forms a part. The holders of our shares will be entitled to receive dividends out of assets legally available at the time and in the amounts as our board of directors may from time to time determine. Our shares are not convertible and our stockholders have no preemptive or subscription rights to purchase any of our securities. Upon the liquidation, dissolution or winding up of our company, our stockholders will be entitled to receive pro rata the assets of our company that are legally available for distribution, after payment of all of our debts and other liabilities. Each of our outstanding shares of common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including election of directors. There is no cumulative voting. Except as otherwise required by law or the certificate of incorporation, the holders of our common stock will vote on all matters submitted to a vote of the stockholders, including election of directors.

     The powers, preferences, and rights and the qualifications, limitations and restrictions of our common stock and our non-voting common stock are identical in all material respects, except that holders of non-voting common stock do not have any voting power and are not entitled to receive notice of meetings of stockholders unless otherwise required by law.

Listing

     Our common stock is traded on the NYSE under the symbol "KME".

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is The Bank of New York.

     No holder of any stock of our company of any class authorized at the distribution date will have any preemptive right to subscribe to any securities of our company of any kind or class.

                  ANTI-TAKEOVER PROVISIONS OF OUR CERTIFICATE
                   OF INCORPORATION, BYLAWS AND DELAWARE LAW

General

     Our certificate of incorporation and by-laws and the General Corporation Law of Delaware, or DGCL, contain provisions that could delay or make more difficult a hostile acquisition of our company, whether by means of a tender offer, open-market purchases, a proxy contest or otherwise. These provisions have been implemented to enable us, particularly (but not exclusively) in the initial years of our existence as an independent, publicly owned company, to develop our business in a manner which will foster our long-term growth without disruption caused by the threat of a takeover deemed by our board of directors not to be in the best interests of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company, although that type of proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors. Set forth below is a description of all of the provisions contained in our certificate of incorporation and by-laws and the DGCL that could materially impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and by-laws, the forms of which have been publicly filed, as well as the DGCL.

Provisions of Our Certificate of Incorporation and By-Laws

     Staggered Board of Directors

     Our board of directors consists of twelve members. Our certificate of incorporation provides that the number of members of the board of directors be divided into three classes, as nearly equal in number as reasonably possible, as determined by our board of directors. The initial term of office of the first class of directors expires at our first annual meeting of stockholders, the initial term of office of the second class of directors will expire at our second annual meeting of stockholders and the initial term of office of the third class of directors will expire at our third annual meeting of stockholders, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of our stockholders, the directors elected to succeed the directors whose terms expire at the annual meeting will be elected to hold office for a term expiring at the annual meeting of our stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. The classification of the board of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors, because only a minority of our directors will be up for election at each annual meeting, and our board of directors may not be replaced by vote of the stockholders at any one time.

     Number of Directors; Removal; Filling Vacancies

     Our certificate of incorporation provides that the number of members of the board of directors will be fixed only by resolution of the board of directors from time to time. Our certificate of incorporation and by-laws provide that in the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such will nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, retirement, resignation or removal, and (2) the newly created or eliminated directorships resulting from that increase or decrease will be apportioned by the board of directors among the three classes of directors so as to maintain those classes as nearly equal in number as reasonably possible. The certificate of incorporation and by-laws provide that directors may be removed only for cause, except that at any time that SOFTBANK, our directors and our executive officers (as defined in Rule 405 under the Securities Act of 1934) together hold outstanding shares of our common stock and/or shares of our other stock entitled to vote generally in the election of directors that together entitle them to cast votes representing more than 50% of the voting power in the election of directors generally considered for this purpose as a single class, the holders of the outstanding shares of our common stock and shares of our other stock entitled to vote thereon may remove directors with or without cause. We refer to periods like that described above as "Qualifying Ownership Periods". Vacancies, whether arising through death, retirement, resignation or removal of a director or through an increase in the authorized number of directors of any class, may only be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or, if the vacancies result from the removal of any director or directors, the holders of the outstanding shares of our common stock and shares of our other stock that were entitled to vote on such removal. A director elected to fill a vacancy will serve for the remainder of the then current term of office of the class to which he is elected. These provisions may prevent any stockholder from enlarging the board of directors and then filling the new directorships with that stockholder's own nominees.

     Stockholder Action by Written Consent; Special Meetings

     Our certificate of incorporation and by-laws provide that any action required or permitted to be taken by the stockholders may be taken only at a duly called annual or special meeting of those holders, except that at any time during a Qualifying Ownership Period, the holders of the outstanding shares of our common stock and shares of our other stock entitled to vote on such actions may take any action required or permitted to be taken by our stockholders by a consent or consents in writing setting forth the action so taken signed by the holders of the outstanding shares of our common stock and shares of our other stock entitled to vote on such action having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which holders of all our outstanding shares were present and voted. Our certificate of incorporation and by-laws provide that special meetings of stockholders may be called only by our board of directors, to be held at the date, time and place stated in the notice of meeting, except that at any time during a Qualifying Ownership Period, SOFTBANK shall be entitled to call a special meeting of stockholders to be held at the date, time and place stated in its notice of meeting and to specify the purpose of the meeting. Any special meeting of stockholders will be confined to the purposes stated in the notice of meeting. These provisions will have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Chairman or our board of directors for consideration of the proposal.

     Advance Notice for Stockholder Nominations and Proposals of New Business

     The by-laws require notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director at a meeting of stockholders to be delivered to our Secretary not less than 90 nor more than 120 days prior to the date of the meeting. Accordingly, if a stockholder did not comply with the notice provisions the stockholder would not be able to nominate directors or propose new business.

     Blank Check Preferred Stock

     Our certificate of incorporation provides for 200,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to takeover Key3Media. For example, if in the exercise of its fiduciary obligations the board of directors were to determine that a takeover proposal is not in our best interests, it could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer. In this regard, the certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The board of directors currently does not intend to seek stockholder approval before any issuance of preferred stock unless required by law.

     Other Constituencies

     Our certificate of incorporation provides that, when taking action including responding to a takeover, our directors may, but are not required to, consider the effects that our actions may have on interests and persons other than our shareholders, including our employees and the community.

     Amendments

     Our certificate of incorporation provides the provisions described above shall not be amended, modified or repealed unless such amendment, modification or repeal is approved by the affirmative vote of the holders of not less than 80% of the voting power of the outstanding shares of our common stock and all shares of our other stock entitled to vote on such matter, with the outstanding shares of common stock and other stock considered for this purpose as a single class.

     Our certificate of incorporation also provides that no adoption, amendment or repeal of a by-law shall be effective unless approved by our board of directors or the affirmative vote of the holders of not less than 80% of the voting power of the outstanding shares of our common stock and all shares of our other stock entitled to vote on such matter, with the outstanding shares of common stock and other stock considered for this purpose as a single class.

Provisions of Delaware Law

     Following the consummation of the distribution and the offering, we will be subject to the "Business combination" provisions of Section 203 of the DGCL. In general, these provisions prohibit a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder", unless: (i) the transaction is approved by the board of directors prior to the date the "interested stockholder" obtained that status; (ii) upon consummation of the transaction which resulted in the stockholder's becoming an "interested stockholder", the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by
(a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder". A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire our company.

     Section 203 and the provisions of our certificate of incorporation and by-laws described above may make it more difficult for a third party to acquire, or discourage bids for, our company. Section 203 and these provisions could also have the effect of inhibiting attempts to change the membership of our board of directors.

                     DESCRIPTION OF WARRANTS WE MAY OFFER

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Please note that in this section entitled "Description of Warrants We May
Offer", references to Key3Media Group, Inc., "we" , "our" and "us" refer only to Key3Media Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own warrants registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled "Legal Ownership and Book-Entry Issuance".
--------------------------------------------------------------------------------

                     We May Issue Many Series of Warrants

     We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with our debt securities. We may also offer warrants together with other warrants, purchase contracts and debt securities in the form of units, as summarized below in "Description of Units We May Offer".

     We may issue warrants in such amounts or in as many distinct series as we wish. This section summarizes terms of the warrants that apply generally to all series. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement to be attached to the front of this prospectus. Those terms may vary from the terms described here.

--------------------------------------------------------------------------------
As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.
--------------------------------------------------------------------------------

     When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

                                 Debt Warrants

     We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant".

                                Equity Warrants

     We may also issue warrants for the purchase of our equity securities, on terms to be determined at the time of sale. We refer to this type of warrant as an "equity warrant."

     The applicable prospectus supplement will describe what we may deliver to satisfy our obligations with respect to any universal warrants.

                           General Terms of Warrants

     Your prospectus supplement may contain, where applicable, the following information about your warrants:

     . the specific designation and aggregate number of, and the price at which we will issue, the warrants;

     .    the currency with which the warrants may be purchased;

     . the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

     . whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

     . the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

     . any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

     . whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

     .    any other terms of the warrants.

     If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants' expiration date. A warrant issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

     No holder of a warrant will have any rights of a holder of the securities purchasable under the warrant.

     An investment in a warrant may involve special risks, including currency-related risks if the warrant or the underlying debt security are payable or denominated in a non-U.S. dollar currency. We describe some of these risks below under "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency".

     Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under "Description of Debt Securities We May Offer -- We Are a Holding Company".

                         Additional Terms of Warrants

Debt Warrants

     If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

     . the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

     . whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

     . the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Equity Warrants

     If you purchase equity warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

     .    whether the equity warrants are put warrants or call warrants;

     . the equity securities, and the amount or method for determining the amount of equity securities, deliverable upon exercise of each equity warrant;

     . the price at which and the currency with which the equity securities may be purchased or sold upon the exercise of each equity warrant, or the method of determining that price;

     . whether the exercise price may be paid in cash, by the exchange of any equity warrants or other securities or both, and the method of exercising the equity warrants; and

     . whether the exercise of the equity warrants is to be settled in cash or by delivery of the equity securities or both and whether settlement will occur on a net basis or a gross basis.

General Provisions of Warrant Agreements

     We will issue the warrants in one or more series and under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC, either as an exhibit to a current report on Form 8-K or as an exhibit to the registration statement of which this prospectus is a part. See "Available Information" above for information on how to obtain a copy of a warrant agreement when it is filed.

     In some cases, we may issue warrants under one of our indentures. For these warrants, the applicable provisions relating to our debt securities and indentures would apply instead of the provisions described in this section.

Enforcement of Rights

     The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or equity securities purchasable upon exercise of the warrant, including any right to receive payments on those debt securities or equity securities or to enforce any covenants or rights in the relevant indenture or any other agreement.

Modifications Without Consent of Holders

     We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

     .    to cure any ambiguity;

     . to cure, correct or supplement any defective or inconsistent provision; or

     . to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

     We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modifications With Consent of Holders

     We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

     .    change the exercise price of the warrant;

     . change the kind or reduce the amount of the securities or other consideration receivable upon exercise, cancellation or expiration of the warrant, except as permitted by the antidilution or other adjustment provisions of the warrant;

     . shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder's right to exercise the warrant; or

     . reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

     Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

     . If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

     . If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given in writing.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

     No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

                  Merger and Similar Transactions Permitted;
                 No Restrictive Covenants or Events of Default

     The warrants and warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another firm, the successor corporation will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

     The warrants and warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrants and warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

                                 Governing Law

     The warrants and each warrant agreement will be governed by New York law.

                          Form, Exchange and Transfer

     We will issue each warrant in global -- i.e., book-entry -- form only, unless we say otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance."

     In addition, we will issue each warrant in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under "Considerations Relating to Securities Issued in Bearer Form."

     If any warrants are issued in non-global form, the following will apply to them:

     The warrants will be issued in fully registered form in denominations stated in the applicable prospectus supplement. Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total amount is not changed.

     Holders may exchange or transfer their warrants at the office of the warrant agent. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint another entity to perform these functions or perform them ourselves.

     Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any warrants.

     If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

     Only the depositary will be entitled to transfer or exchange a warrant in global form since it will be the sole holder of the warrant.

                             Payments and Notices

     In making payments and giving notices with respect to our warrants, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe these procedures above under "Description of Debt Securities We May Offer -- Payment Mechanics for Debt Securities" and "-- Notices".

             DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

--------------------------------------------------------------------------------
Please note that in this section entitled "Description of Preferred Stock We May Offer references to Key3Media Group, Inc., "we", "our" and "us" refer only to Key3Media Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled "Legal Ownership and Book-Entry Issuance".
--------------------------------------------------------------------------------

     We may issue our preferred stock in one or more series, as described below. This section summarizes terms of the preferred stock that apply generally to all series. Most of the financial and other specific terms of your series will be described in the prospectus supplement to be attached to the front of this prospectus. Those terms may vary from the terms described here.

--------------------------------------------------------------------------------
As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.
--------------------------------------------------------------------------------

     When we refer to a series of preferred stock, we mean all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our certificate of incorporation. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

                        Our Authorized Preferred Stock

     Our authorized capital stock includes 200,000,000 shares of preferred stock, par value $0.01 per share. We do not have any preferred stock outstanding as of the date of this prospectus; the prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

                   Preferred Stock Issued in Separate Series

     Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

     .    dividend rights;

     .    conversion or exchange rights;

     .    voting rights;

     .    redemption rights and terms;

     .    liquidation preferences;

     .    sinking fund provisions;

     .    the serial designation of the series; and

     .    the number of shares constituting the series.

     Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by resolution adopted by our board of directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class. No separate vote of the holders of any series of preferred stock is required for an increase or decrease in the number of authorized shares of that series.

     Before we issue any series of preferred stock, our board of directors will adopt resolutions creating and designating the series and will file a certificate of designations stating the terms of the series with the Secretary of State of the State of Delaware. None of our stockholders will need to approve that amendment.

     In addition, as described below under "-- Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares", we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

     The rights of holders of preferred stock may be adversely affected by the rights of holders of any preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Shares of preferred stock we issue may have the effect of discouraging or making more difficult an acquisition of Key3Media Group, Inc. We may choose to issue preferred stock, together with our other securities described in this prospectus, in units.

     Preferred stock will be fully paid and nonassessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have preemptive or subscription rights to acquire more stock of Key3Media Group, Inc.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Rank

     Shares of each series of preferred stock will rank equally with each other series of preferred stock and senior to our common stock with respect to dividends and distributions of assets. In addition, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

Dividends

     Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

Redemption

     If specified in an applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder's, and may be redeemed mandatorily.

     Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in the applicable prospectus supplement.

     Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of Key3Media Group, Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

     The holders of preferred stock of each series will have no voting rights, except:

     . as stated in the applicable prospectus supplement and in the certificate of designations establishing the series; or

     .    as required by applicable law.

     Merger and Similar Transactions Permitted; No Restrictive Covenants

     The terms of the preferred stock will not include any restrictions on our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. The terms of the preferred stock also will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries.

     Because we are a holding company, our ability to make payments on the preferred stock will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under "Description of Debt Securities We May Offer -- We Are a Holding Company".

                                 Governing Law

     The preferred stock will be governed by Delaware law.

  Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares

     We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint in our discretion, and us.

Deposit Agreement

     We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

     .    Key3Media Group, Inc.;

     . a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

     . the holders from time to time of depositary receipts issued under that depositary agreement.

     Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

     We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See "Available Information" above for information on how to obtain a copy of the form of deposit agreement.

Dividends and Other Distributions

     The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

     The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Preferred Stock

     If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Preferred Stock

     Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

     When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.

Amendment and Termination of the Deposit Agreement

     We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under "--Withdrawal of Preferred Stock", to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

     The deposit agreement will automatically terminate if:

     . all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

     . a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Key3Media Group, Inc.

     We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

     We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

     The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

Reports to Holders

     We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

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

Limitation on Liability of the Preferred Stock Depositary

     The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

                 Form of Preferred Stock and Depositary Shares

     We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance". All preferred stock will be issued in registered form.

     We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. Depositary shares will be issued in registered form.

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

                    LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

     In this section, we describe special considerations that will apply to registered securities issued in global -- i.e., book-entry -- form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

               Who Is the Legal Owner of a Registered Security?

     Each debt security, warrant, share of preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

     We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

     In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be

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

registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

     Our obligations, as well as the obligations of the trustee and the obligations, if any, of any warrant agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold indirect interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose -- e.g., to amend the indenture for a series of debt securities or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture -- we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

     When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     .    how it handles securities payments and notices;

     .    whether it imposes fees or charges;

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

     . whether and how you can instruct it to exercise any rights to purchase or sell the securities purchasable under a warrant or to exchange or convert a security for or into other property;

     . how it would handle a request for the holders' consent, if ever required;

     . whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

     . how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     . if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

                           What Is a Global Security?

     We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

     Each series of securities will have one or more of the following as the depositaries:

     .    The Depository Trust Company, New York, New York, which is known as
          "DTC";

     . a financial institution holding the securities on behalf of Morgan Guaranty Trust Company of New York, acting out of its Brussels, Belgium, office, as operator of the Euroclear system, which is known as "Euroclear";

     . a financial institution holding the securities on behalf of Clearstream Banking, societe anonyme, Luxembourg, which is known as "Clearstream, Luxembourg"; and

     . any other clearing system or financial institution named in the applicable prospectus supplement.

     The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

     A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

     As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

     . An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

     . An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "-- Who Is the Legal Owner of a Registered Security?";

     . An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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

     . An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

     . The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any warrant and unit agents also do not supervise the depositary in any way;

     . The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

     . Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

     If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

     In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to

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

hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "--Who Is the Legal Owner of a Registered Security?".

     The special situations for termination of a global security are as follows:

     . if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

     . if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

     . in the case of a global security representing debt securities, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

     If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream, Luxembourg

     Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

     Euroclear and Clearstream, Luxembourg may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

     As long as any global security is held by Euroclear or Clearstream, Luxembourg as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the

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

other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream, Luxembourg

     Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

     In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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

          CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM

     If we issue securities in bearer, rather than registered, form, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

                Temporary and Permanent Bearer Global Securities

     If we issue securities in bearer form, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we will deposit with a common depositary for Euroclear and Clearstream, Luxembourg. Euroclear and Clearstream, Luxembourg will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

     . the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under "-- Extensions for Further Issuances"; and

     . the date on which Euroclear and Clearstream, Luxembourg provide us or our agent with the necessary tax certificates described below under "-- U.S. Tax Certificate Required".

     Unless we say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

     . non-global securities in bearer form with interest coupons attached, if applicable; or

     .    non-global securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days' prior written notice in accordance with the terms of the securities.

Extensions for Further Issuances

     Without the consent of the trustee, any holders or any other person, we may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we sell additional identical securities. As a result of these extensions, beneficial interests in the temporary bearer global security may not be exchanged for interests in a permanent bearer global security until the 40th day after the additional securities have been distributed and sold.

                         U.S. Tax Certificate Required

     We will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream, Luxembourg delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security. Also, we will not exchange any portion of a temporary bearer global security for a permanent bearer global security unless and until we receive from Euroclear or Clearstream, Luxembourg a tax certificate with regard to the owners of the beneficial interests in the portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

     . is not a United States person, as defined below under "-- Limitations on Issuance of Bearer Securities";

     . is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code and the U.S. Treasury Regulations under that Section; or

     . is a financial institution holding for purposes of resale during the "restricted period', as defined in U.S. Treasury Regulations Section 1.163-5(c) (2) (i) (D) (7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

--------------------------------------------------------------------------------
No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless we or our agent have received the required tax certificate on its behalf.
--------------------------------------------------------------------------------

     Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer debt securities. We describe these below under "-- Limitations on Issuance of Bearer Debt Securities".

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

                      Legal Ownership of Bearer Securities

     Securities in bearer form are not registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term "holder" in this prospectus with regard to bearer securities, we mean the bearer of those securities.

     The common depositary for Euroclear and Clearstream, Luxembourg will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be only indirect owners, not holders or legal owners, of the securities.

     As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, Luxembourg, as applicable, or by the common depositary on their behalf, and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We will pay any amounts owing with respect to a bearer global security only to the common depositary.

     Neither we, the trustee nor any agent will recognize any owner of indirect interests as a holder or legal owner. Nor will we, the trustee or any agent have any responsibility for the ownership records or practices of Euroclear or Clearstream, Luxembourg, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, exchanges, notices or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own an indirect interest in a bearer global security, you must look only to the common depositary for Euroclear or Clearstream, Luxembourg, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section above entitled "Legal Ownership and Book-Entry Issuance" for more information about holding interests through Euroclear and Clearstream, Luxembourg.

              Payment and Exchange of Non-Global Bearer Securities

     Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments and deliveries will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

     Non-global bearer securities, with all unmatured coupons relating to the securities, if any, may be exchanged for a like aggregate amount of non-global bearer or registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described

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

above in the sections on the different types of securities we may offer. However, we will not issue bearer securities in exchange for any registered securities.

     Replacement certificates and coupons for non-global bearer securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or deliverable or we or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

     We may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

                                    Notices

     It we are required to give notice to the holders of bearer securities, we will do so by publication in a daily newspaper of general circulation in a city in Western Europe. The term "daily newspaper" means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in the relevant city. If these bearer securities are listed on the Luxembourg Stock Exchange and its rules so require, that city will be Luxembourg and that newspaper will be the Luxemburger Wort, unless publication in that newspaper is impractical. A notice of this kind will be presumed to have been received on the date it is first published. If we cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we will give notice in another form. That alternate form of notice will be deemed to be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

     We may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures. If these provisions do not require that notice be given by publication in a newspaper, we may omit giving notice by publication.

               Limitations on Issuance of Bearer Debt Securities

     In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by U.S. Treasury Regulations Section 1.163-5(c) (2) (i)
(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period applicable under the Treasury Regulations cited earlier, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States

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

or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.

     We will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the applicable Treasury Regulations described above.

     Bearer debt securities and any coupons will bear the following legend:

     "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code."

The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer debt security or coupon.

     As used in this subsection entitled "-- Limitations on Issuance of Bearer Debt Securities", the term "bearer debt securities" includes bearer debt securities that are part of units. As used in this section entitled "Considerations Relating to Securities Issued in Bearer Form", "United States person" means:

     .    a citizen or resident of the United States;

     . a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

     . an estate the income of which is subject to United States federal income taxation regardless of its source; or

     . a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     "United States" means the United States of America, including the States and the District of Columbia, and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

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              CONSIDERATIONS RELATING TO SECURITIES DENOMINATED OR
               PAYABLE IN OR LINKED TO A NON-U.S. DOLLAR CURRENCY

     If you intend to invest in a non-U.S. dollar security -- e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency -- you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

     The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks

     An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

     Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

     Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to

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replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

     Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency

     Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under "Description of Debt Securities We May Offer -- Payment Mechanics for Debt Securities -- How We Will Make Payments Due in Other Currencies -- When the Specified Currency Is Not Available". A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Currency Exchange Rates

     Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in

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

non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Currency Exchange Risk

     Our debt securities, warrants, purchase contracts and units will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

     In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Exchange Rates May Not Be Indicative of Future Performance

     If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

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                             UNITED STATES TAXATION

         This section describes the material United States federal income tax consequences of owning the debt securities, common stock and preferred stock we are offering. It is the opinion of Sullivan & Cromwell, United States tax counsel to Key3Media Group, Inc. It applies to you only if you acquire securities in the offering and hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

         .   a dealer in securities or currencies;

         . a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

         .   a bank;

         .   a life insurance company;

         .   a tax-exempt organization;

         . a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

         . a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

         . a person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

         The United States federal income tax consequences of owning warrants that we offer will be discussed in an applicable pricing supplement.

--------------------------------------------------------------------------------
Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.
--------------------------------------------------------------------------------

                           Taxation of Debt Securities

         This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement.

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

United States Holders

         This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

         .   a citizen or resident of the United States;

         .   a domestic corporation;

         . an estate whose income is subject to United States federal income tax regardless of its source; or

         . a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

         If you are not a United States holder, this section does not apply to you and you should refer to "-- United States Alien Holders" below.

         Payments of Interest. Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under "-- Original Issue Discount", you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

         Cash Basis Taxpayers

         If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

         Accrual Basis Taxpayers

         If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

         If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the

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

last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

         When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

         Original Issue Discount. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security's stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security's issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security's stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under "--Variable Rate Debt Securities".

         In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under "-- Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis original issue discount by a fraction equal to:

         .   the amount of the principal payment made

         divided by:

         .   the stated principal amount of the debt security.

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

         Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

         You can determine the amount of original issue discount allocable to an accrual period by:

         . multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your debt security's yield to maturity; and then

         . subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security's adjusted issue price at the beginning of any accrual period by:

         . adding your discount debt security's issue price and any accrued original issue discount for each prior accrual period; and then

         . subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

         If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

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

         The amount of original issue discount allocable to the final accrual period is equal to the difference between:

         . the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

         . your debt security's adjusted issue price as of the beginning of the final accrual period.

         Acquisition Premium

         If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price, as determined above, the excess is acquisition premium. If you do not make the election described below under "-- Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of original issue discount by a fraction equal to:

         . the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

         . the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security's adjusted issue price.

         Market Discount

         You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if the difference between the debt security's stated redemption price at maturity or, in the case of a discount debt security, the debt security's revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

         If your debt security's stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, does not exceed the price you paid for the debt security by 0.25 percent multiplied by the number of complete years to the debt security's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

         You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

         You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

         Pre-Issuance Accrued Interest

         An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

         . a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

         . the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

         . the payment will equal or exceed the amount of pre-issuance accrued interest.

         If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

         Debt Securities Subject to Contingencies Including Optional Redemption

         Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

         . the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

         . one of such schedules is significantly more likely than not to occur.

         If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

         Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or

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

options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

         . in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

         . in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

         If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

         If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security's adjusted issue price on that date.

         Election to Treat All Interest as Original Issue Discount

         You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under "-- Debt Securities Purchased at a Premium", or acquisition premium.

         If you make this election for your debt security, then, when you apply the constant-yield method:

         .   the issue price of your debt security will equal your cost;

         . the issue date of your debt security will be the date you acquired it; and

         . no payments on your debt security will be treated as payments of qualified stated interest.

         Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed above under "-- Market Discount" to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

         Variable Rate Debt Securities

         Your debt security will be a variable rate debt security if:

         . your debt security's issue price does not exceed the total noncontingent principal payments by more than the lesser of:

             1. .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

             2. 15 percent of the total noncontingent principal payments; and

         . your debt security provides for stated interest, compounded or paid at least annually, only at:

             1. one or more qualified floating rates;

             2. a single fixed rate and one or more qualified floating rates;

             3. a single objective rate; or

             4. a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

         . variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

         .   the rate is equal to such a rate multiplied by either:

             1. a fixed multiple that is greater than 0.65 but not more than
                1.35; or

             2. a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

         . the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

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

         If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

         Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

         Your debt security will have a variable rate that is a single objective rate if:

         .   the rate is not a qualified floating rate;

         . the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

         . the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

         Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security's term.

         An objective rate as described above is a qualified inverse floating rate if:

         . the rate is equal to a fixed rate minus a qualified floating rate and

         . the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

         Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

         . the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

         . the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

         In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate or, for

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any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

         If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

         . determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

         . constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

         . determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

         . adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

         If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

         Short-Term Debt Securities

         In general, if you are an individual or other cash-basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement

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of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

         When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security's stated redemption price at maturity.

         Non-U.S. Dollar Currency Discount Debt Securities

         If your discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under "-- Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

         Debt Securities Purchased at a Premium. If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security's yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also "-- Original Issue Discount -- Election to Treat All Interest as Original Issue Discount" above.

         Purchase, Sale and Retirement of the Debt Securities. Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

         . adding any original issue discount, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

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

         . subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

         You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on:

         . the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulations;

         .   the date of disposition, if you are an accrual basis taxpayer; or

         . the settlement date for the sale, if you are a cash basis taxpayer, or an accrual basis taxpayer that so elects, and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

         You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

         . described above under "--Original Issue Discount-- Short-Term Debt Securities" or "--Market Discount";

         .   attributable to accrued but unpaid interest;

         .   the rules governing contingent payment obligations apply; or

         .   attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year and at a maximum rate of 18% where the property is held more than five years.

         You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

         Exchange of Amounts in Other Than U.S. Dollars. It you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase

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

non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

         Indexed and Other Debt Securities. The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to contingent non-U.S. dollar currency debt securities, debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities and with respect to any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.

United States Alien Holders

         This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

         .   a nonresident alien individual;

         .   a foreign corporation;

         .   a foreign partnership; or

         . an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this section does not apply to you.

         This discussion assumes that the debt security or coupon is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

         Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security or coupon:

         . we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including the original issue discount, to you if, in the case of payments of interest:

             1. you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

             2. you are not a controlled foreign corporation that is related to the Company through stock ownership,

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             3. in the case of a debt security other than a bearer debt security, the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

                a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

                b. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

                c. the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

                         i. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

                         ii. a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

                         iii. a U.S. branch of a non-United States bank or of a non-United States insurance company,

                and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

                d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

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

                         i. certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

                         ii. to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

                e. the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations;

             4. in the case of a bearer debt security, the debt security is offered, sold and delivered in compliance with the restrictions described above under "Considerations Relating to Securities Issued in Bearer Form" and payments on the debt security are made in accordance with the procedures described in that section; and

         . no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security or coupon.

Further, a debt security or coupon held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

         . the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death; and

         . the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

         U.S. Backup Withholding and Information Reporting

         United States Holders

         In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on a discount debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding at a rate of 31% will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

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

         United States Alien Holders

         In general, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "-- United States Alien Holders" are satisfied or you otherwise establish an exemption.

         In general, payment of the proceeds from the sale of notes effected at a United States office of a broker is subject to both United States backup withholding and information reporting. If, however, you are a United States alien holder, you will not be subject to backup withholding and information reporting on such a sale provided that:

      . the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

         . an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

         . other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

      .  you otherwise establish an exemption.

         If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the payor has actual knowledge that you are a United States person. We and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

         In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

      . the proceeds are transferred to an account maintained by you in the United States,

      . the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

      . the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to

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

a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

         In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting, but not backup withholding, if the sale is effected at a foreign office of a broker that is:

      .  a United States person,

      .  a controlled foreign corporation for United States tax purposes,

      . a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

      .  a foreign partnership, if at any time during its tax year:

         . one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

         . such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

                     Taxation of Common and Preferred Stock

         This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the common stock, preferred stock and depositary shares that we may offer. Except when we indicate otherwise, when we refer to stock in this subsection, we mean common stock, preferred stock and depositary shares.

United States Holders

         This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a share of stock and you are:

         .   a citizen or resident of the United States;

         .   a domestic corporation;

         . an estate whose income is subject to United States federal income tax regardless of its source; or

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

         . a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to "-- United States Alien Holders" below.

         Distributions on Stock. You will be taxed on distributions on stock as ordinary dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 70% dividends-received deduction.

         You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

         Limitations on Dividends-Received Deduction. Corporate shareholders may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in stock should consider the effect of:

         . Section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is "directly attributable" to an investment in portfolio stock such as common stock or preferred stock;

         . Section 246(c) of the Internal Revenue Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

         . Section 1059 of the Internal Revenue Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any "extraordinary dividend" (as defined below) that is eligible for the dividends-received deduction.

         Extraordinary Dividends. If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the stock by the nontaxed portion of any "extraordinary dividend" if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the stock generally would be a dividend that:

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

         . equals or exceeds 5% of the corporate shareholder's adjusted tax basis in the stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

         . exceeds 20% of the corporate shareholder's adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on the stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder's holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder's tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

--------------------------------------------------------------------------------
If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of stock in your particular circumstances.
--------------------------------------------------------------------------------

         Redemption Premium with respect to Preferred Stock. If the redemption price of your preferred stock exceeds its issue price, the entire amount of the excess may constitute an unreasonable redemption premium that will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as a debt security for United States federal income tax purposes. See "-- Taxation of Debt Securities -- United States Holders -- Original Issue Discount" above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in "-- Limitations on Dividends-Received Deduction" apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder's receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.

         Sale or Exchange of Stock Other Than by Redemption. If you sell or otherwise dispose of your stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the stock. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the stock is held more than one year and at a maximum rate of 18% where the stock is held more than five years.

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         Redemption of Stock.  If we redeem your stock, it generally would be a taxable event. You would be treated as if you had sold your stock if the redemption:

         . results in a complete termination of your stock interest in the company;

         .   is substantially disproportionate with respect to you; or

         .   is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must be taken into account.

         If we redeem your stock in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the stock for more than one year.

         If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the stock and thereafter would be treated as capital gain. If a redemption of the stock is treated as a distribution that is taxable as a dividend, your basis in the redeemed stock would be transferred to the remaining shares of our stock that you own, if any.

         Special rules apply if we redeem stock for our debt securities. We will discuss these rules in an applicable prospectus supplement if we have the option to redeem your stock for our debt securities.

--------------------------------------------------------------------------------
The rules concerning the federal income tax consequences of a stock redemption are complex. Please consult your tax advisor regarding the application of the federal income tax law to a redemption of your stock.
--------------------------------------------------------------------------------




United States Alien Holders

         This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of stock by a United States alien holder. You are a United States alien holder if you are, for United States federal income tax purposes:

         .   a nonresident alien individual;

         .   a foreign corporation;

         .   a foreign partnership; or

         . an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from stock.

Dividends. Except as described below, if you are a United States alien holder of stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate(rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

      . a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

      . in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

         If dividends paid to you are "effectively connected" with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

      .  you are a non-United States person, and

      . the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

"Effectively connected" dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

         If you are a corporate U.S. alien holder, "effectively connected" dividends that you receive may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

         Gain on Disposition of Stock. If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of preferred stock unless:

         . the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

         . you are an individual, you hold the stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

         . we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of your class of stock and you are not eligible for any treaty exemption.

         If you are a corporate United States alien holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

         We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

         Federal Estate Taxes. Stock held by a United States alien holder at the time of death will be included in the holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

         U.S. Information Reporting and Backup Withholding

         United States Holders

         In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements and backup withholding tax at the rate of 31% if you are a non-corporate United States person and you:

         .   fail to provide an accurate taxpayer identification number;

         . are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

         . in certain circumstances, fail to comply with applicable certification requirements.

         If you sell your stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then

U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your stock through a non-U.S. office of a broker that:

         .   is a United States person;

         . derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States;

         .   is a "controlled foreign corporation" as to the United States; or

         .   is a foreign partnership, if at any time during its tax year:

             1. one or more of its partners are U.S. persons, as defined in U.S.
                Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

             2. at any time during its tax year the foreign partnership is engaged in a U.S. trade or business.

         You generally may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

         United States Alien Holders

         If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

         .   dividend payments and

         . the payment of the proceeds from the sale of common stock effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

         . the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

         . a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

         . other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

         .   you otherwise establish an exemption

         Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

         . the proceeds are transferred to an account maintained by you in the United States,

         . the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

         . the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

         In addition, a sale of common stock will be subject to information reporting, but not backup withholding, if it is effected at a foreign office of a broker that is:

         .   a United States person,

         .   a controlled foreign corporation for United States tax purposes,

         . a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

         .   a foreign partnership, if at any time during its tax year:

         . one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

         . such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

         You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

     If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

     We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

     In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

     The underwriters, dealers and agents, as well as their associates, may be lenders to, and may engage in transactions with and perform services for, Key3Media Group, Inc. and its subsidiaries in the ordinary course of business.

         Matters Relating to Initial Offering and Market-Making Resales

     Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no underwriter that makes a market is obligated to do so and may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

     Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

     In this prospectus, the term "this offering" means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

                           VALIDITY OF THE SECURITIES

     The validity of the securities offered by this prospectus has been passed upon for Key3Media Group, Inc. by Sullivan & Cromwell, New York, New York. The opinion of Sullivan & Cromwell was based on certain assumptions about future actions required to be taken by Key3Media Group, Inc. and the trustee, warrant agent or preferred stock depositary, if any, in connection with the issuance and sale of each security, about the specific terms of each security and its governing documents and about other matters that may affect the validity of the securities but which could not be ascertained on the date of that opinion.

     In connection with particular offerings of the securities in the future, the validity of those securities may be passed upon for Key3Media Group, Inc. by Key3Media's General Counsel, Ned S. Goldstein, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

     Sullivan & Cromwell has in the past represented and continues to represent Key3Media on a regular basis and in a variety of matters, including offerings of our common stock and debt securities. Sullivan & Cromwell also performed services for Key3Media Group, Inc. in connection with the offering of the securities described in this prospectus.

                                    EXPERTS

     The consolidated financial statements of Key3Media Group, Inc. at December 31, 2000 and for the year then ended, appearing in Key3Media Group's Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent auditors, and are incorporated herein by reference in reliance upon such firm as experts in accounting and auditing.

     The combined financial statements of Key3Media Group, Inc. as of December 31, 1999 and 1998, and for each of the two years in the period ended December 31, 1999, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                  CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

     We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under the caption "Item 1: Business -- Certain Factors That May Affect Our Businesses" in our Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated in this prospectus by reference. See "Available Information" above for information about how to obtain a copy of this Annual Report.

================================================================================

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                ________________


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Available Information.....................................................    1
Prospectus Summary........................................................    1
Ratio of Earnings to Fixed Charges........................................    3
Description of Debt Securities We May Offer...............................    4
Description of Common Stock We May Offer..................................   30
Anti-Takeover Provisions of Our Certificate of Incorporation,
     Bylaws and Delaware Law..............................................   32
Description of Warrants We May Offer......................................   36
Description of Preferred Stock We May Offer...............................   43
Legal Ownership and Book-Entry Issuance...................................   51
Considerations Relating to Securities Issued in Bearer Form...............   58
Considerations Relating to Securities Denominated or Payable in or
     Linked to a Non-U.S. Dollar Currency.................................   63
United States Taxation....................................................   66
Validity of the Securities................................................   92
Experts...................................................................   92
Cautionary Statement Pursuant to the Private Securities
     Litigation Reform Act of 1995........................................   92

================================================================================

================================================================================


                                  $375,000,000


                             Key3Media Group, Inc.



                                Debt Securities


                                  Common Stock


                                    Warrants


                                Preferred Stock


                               Depositary Shares

                                _______________

                                      LOGO

                                _______________


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and NASD fees) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

                                                                                                    Amount To Be Paid

SEC registration fee..............................................................................     $    93,750

NASD Fees.........................................................................................       [   .   ]

Legal fees and expenses...........................................................................       [   .   ]

Fees and expenses of qualification under state securities laws (including legal fees).............       [   .   ]

Accounting fees and expenses......................................................................       [   .   ]

Printing fees.....................................................................................       [   .   ]

Rating agency fees................................................................................       [   .   ]

Trustee's fees and expenses.......................................................................       [   .   ]

Miscellaneous.....................................................................................       [   .   ]

                                                                                                    ==============
       Total......................................................................................  $    [       ]
                                                                                                    ==============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's by-laws provide that it will indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person's testator or intestate is or was one of directors, officers or employees or serves or served at the Registrant's request as a director, officer or employee. The Registrant's certificate of incorporation and by-laws provide that it will pay or reimburse expenses, including attorneys' fees, incurred by that person in defending any action, suit or proceeding promptly upon its receipt of an undertaking by that person to repay those expenses if it is ultimately determined that that person is not entitled to be indemnified by the Registrant.

     Policies of insurance are maintained by the Registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 16.  EXHIBITS

 1.1      Form of Underwriting Agreements*

 4.1      Form of Senior Debt Indenture, dated as of ., between Key3Media Group,
          Inc. and ., as trustee.*

 4.2      Form of Subordinated Debt Indenture between Key3Media Group, Inc. and
          ., as trustee.*

 4.3 Form of senior debt securities of Key3Media Group, Inc. (included in Exhibit 4.1).*

 4.4      Form of subordinated debt securities of Key3Media Group, Inc.
          (included in Exhibit 4.2).*

 4.5 Form of Warrant Agreement for debt warrants, including form of debt warrant.*

 4.6 Form of Warrant Agreement for equity warrants, including form of equity warrant.*

 4.7      Form of Deposit Agreement, including form of depositary receipt.*

 5.1      Opinion of Sullivan & Cromwell.*

 8.1      Tax Opinion of Sullivan & Cromwell.*

12.1      Statement re computation of ratios of earnings to fixed charges.

23.1      Consent of Ernst & Young LLP.

23.2      Consent of PricewaterhouseCoopers LLP.

23.3      Consents of Sullivan & Cromwell (included in Exhibits 5.1 and 8.1).*

24.1      Power of Attorney (included on page II-6).

25.1      Statement of Eligibility of senior debt trustee.*

25.2      Statement of Eligibility of subordinated debt trustee.*

________
* To be filed by amendment

ITEM 17.  UNDERTAKINGS


  The undersigned Registrant hereby undertakes:

       (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any fact or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act, if necessary.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 12th day of April, 2001.

                                         KEY3MEDIA GROUP, INC.



                                         By: /s/ Peter B. Knepper
                                            ________________________________
                                         Name:  Peter B. Knepper
                                         Title: Executive Vice President and
                                         Chief Financial Officer


                                         KEY3MEDIA GROUP, INC.



                                         By: /s/ Ned S. Goldstein
                                            ________________________________
                                         Name:  Ned S. Goldstein
                                         Title: Executive Vice President,
                                         General Counsel and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Ned S. Goldstein, and each of them severally, his or her true and lawful agent and attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, to this Registration Statement on Form S-3 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below on behalf of the registrant and in the capacities and on the dates indicated.


Signatures                        Capacity                     Date
----------                        --------                     ----
                                  Director, Chairman and
                                  Chief Executive Officer      April 12, 2001
/s/ Fredric D. Rosen              (Principal Executive
________________________________  Officer)
Fredric D. Rosen

/s/ Jason E. Chudnofsky           Director, Vice Chairman      April 12, 2001
________________________________  and Chief Operating Officer
Jason E. Chudnofsky

/s/ Edward A. Bennett             Director                     April 12, 2001
________________________________
Edward A. Bennett

/s/ Pamela C. Alexander           Director                     April 12, 2001
________________________________
Pamela C. Alexander

/s/ G. Andrea Botta               Director                     April 12, 2001
________________________________
G. Andrea Botta

/s/ Eric Hippeau                  Director                     April 12, 2001
________________________________
Eric Hippeau

/s/ Ronald D. Fisher              Director                     April 12, 2001
________________________________
Ronald D. Fisher

/s/ James F. Moore                Director                     April 12, 2001
________________________________
James F. Moore

/s/ John A. Pritzker              Director                     April 12, 2001
________________________________
John A. Pritzker

/s/ Bruce M. Ramer                Director                     April 12, 2001
________________________________
Bruce M. Ramer

/s/ Michael B. Solomon            Director                     April 12, 2001
________________________________
Michael B. Solomon

/s/ James A. Wiatt                Director                     April 12, 2001
________________________________
James A. Wiatt

/s/ Peter B. Knepper              Executive Vice President
________________________________  and Chief Financial Officer  April 12, 2001
Peter B. Knepper                  (Principal Financial and
                                  Accounting Officer)

                               INDEX TO EXHIBITS


Exhibit
  No.                                  Description
------   --------------------------------------------------------------------
1.1      Form of Underwriting Agreements*

4.1      Form of Senior Debt Indenture, dated as of ., between Key3Media
         Group, Inc. and ., as trustee.*

4.2      Form of Subordinated Debt Indenture between Key3Media Group, Inc.
         and ., as trustee.*

4.3 Form of senior debt securities of Key3Media Group, Inc. (included in Exhibit 4.1).*

4.4      Form of subordinated debt securities of Key3Media Group, Inc.
         (included in Exhibit 4.2).*

4.5 Form of Warrant Agreement for debt warrants, including form of debt warrant.*

4.6 Form of Warrant Agreement for equity warrants, including form of equity warrant.*

4.7      Form of Deposit Agreement, including form of depositary receipt.*

5.1      Opinion of Sullivan & Cromwell.*

8.1      Tax Opinion of Sullivan & Cromwell.*

12.1     Statement re computation of ratios of earnings to fixed charges.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of PricewaterhouseCoopers LLP.

23.3     Consents of Sullivan & Cromwell (included in Exhibits 5.1 and 8.1).*

24.1     Power of Attorney (included on page II-6).

25.1     Statement of Eligibility of senior debt trustee.*

25.2     Statement of Eligibility of subordinated debt trustee.*
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* To be filed by amendment